As filed with the Securities and Exchange Commission on March 11, 2005

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0485570
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

529 Almanor Avenue Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

Atheros Communications, Inc. 2004 Stock Incentive Plan, and

Atheros Communications, Inc. 2004 Employee Stock Purchase Plan

(Full title of the plans)

Dr. Craig H. Barratt President and Chief Executive Officer Atheros Communications, Inc. 529 Almanor Avenue Sunnyvale, CA 94085	Copy to: Davina K. Kaile, Esq. Pillsbury Winthrop LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0005 per share: To be issued under the Atheros Communications, Inc. 2004 Stock Incentive Plan	2,442,463	$13.40	$32,729,005	$3,853
Common Stock, par value $0.0005 per share: To be issued under the Atheros Communications, Inc. 2004 Employee Stock Purchase Plan	599,336	$13.40	$8,031,103	$946
Total Registration Fee	N/A	N/A	N/A	$4,799

(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on March 9, 2005.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on February 26, 2004 (File No. 333-113100) is hereby incorporated by reference.

Part II

Incorporation of Documents by Reference

The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(1) Registrant’s Annual Report on Form 10-K (File No. 0-50534) for the year ended December 31, 2004.

(2) Registrant’s Current Reports on Form 8-K (File No. 0-50534) filed with the Commission on January 27, 2005 and February 25, 2005.

(3) The description of Registrant’s Common Stock contained in Registrant’s registration statement on Form 8-A, filed December 30, 2003 (File No. 0-50534) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions thereof furnished under Item 2.02 or 7.01 of Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

EXHIBITS

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

99.1*	Atheros Communications, Inc. 2004 Stock Incentive Plan.

99.2**	Atheros Communications, Inc. 2004 Employee Stock Purchase Plan.

*	Incorporated by reference to Exhibit 10.3 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-110807).
**	Incorporated by reference to Exhibit 10.4 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-110807).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sunnyvale, State of California, on the 11th day of March, 2005.

ATHEROS COMMUNICATIONS, INC.

By	/s/ Craig H. Barratt
Craig H. Barratt President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig H. Barratt and Jack R. Lazar and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Craig H. Barratt Craig H. Barratt	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2005

/s/ Jack R. Lazar Jack R. Lazar	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 11, 2005

/s/ John L. Hennessy John L. Hennessy	Chairman of the Board	March 11, 2005

/s/ Forest Baskett Forest Baskett	Director	March 11, 2005

/s/ William B. Elmore William B. Elmore	Director	March 11, 2005

/s/ Teresa H. Meng Teresa H. Meng	Director	March 11, 2005

/s/ Marshall L. Mohr Marshall L. Mohr	Director	March 11, 2005

/s/ Andrew S. Rappaport Andrew S. Rappaport	Director	March 11, 2005

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INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

99.1*	Atheros Communications, Inc. 2004 Stock Incentive Plan.

99.2**	Atheros Communications, Inc. 2004 Employee Stock Purchase Plan.

*	Incorporated by reference to Exhibit 10.3 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-110807).
**	Incorporated by reference to Exhibit 10.4 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-110807).